Exhibit 99.1
                                  NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Michael Russell, 419.627.2233
https://investors.sixflags.com	Media Contact: Gary Rhodes, 704.249.6119

SIX FLAGS REPORTS STRONG ATTENDANCE GROWTH AND SEASON PASS UNIT SALES THROUGH LABOR DAY WEEKEND; REAFFIRMS 2025 GUIDANCE
•    Demand accelerating with strong momentum heading into popular Halloween and holiday seasons
•    August attendance up 3% compared to August 2024 highlights strong underlying demand and resiliency of Six Flags’ business model
•    Robust early sales of 2026 season pass units reflect strong consumer engagement and reinforce strength of portfolio and progress on strategic priorities
•    Company reaffirms full year Adjusted EBITDA(1) guidance of $860 million to $910 million
CHARLOTTE, N.C. (Sept. 12, 2025) -- Six Flags Entertainment Corporation (NYSE: FUN) (the “Company”, “Six Flags”, or the “Combined Company”), the largest regional amusement park operator in North America, today provided an update on attendance trends for the summer season, highlighting strong positive momentum since the end of the second quarter.
Following weather-related challenges in the second quarter, the Company has seen demand accelerate across its portfolio of parks, with preliminary results reflecting sustained strength through the Labor Day weekend. Over the nine-week period ended Aug. 31, 2025, the Company entertained 17.8 million guests, representing a 2% increase in attendance compared to the same nine-week period in 2024. The stronger second half demand trends were supported by a 3%, or 172,000 visit, increase in attendance during the four weeks ended Aug. 31, 2025, compared to the same four-week period in 2024.
“We are very encouraged by the strong rebound in attendance and heightened demand for our parks as the summer progressed,” said President and CEO Richard A. Zimmerman. “This improving demand is more consistent with our expectations entering 2025, underscoring the strength of our portfolio and significant benefits of our strategic priorities – including targeted investments in thrilling new rides and attractions, upgrades to food and beverage offerings, and sharpened execution around the guest experience. It’s clear that our strategy is
Six Flags Entertainment Corporation - 8701 Red Oak Boulevard, Charlotte, NC 28217 - Phone: 704.414.4700

SIX FLAGS REPORTS STRONG ATTENDANCE GROWTH AND SEASON PASS UNIT SALES; REAFFIRMS GUIDANCE
Sept. 12, 2025

resonating with consumers and is driving renewed, positive momentum as we enter the important fall season headlined by our highly popular Halloween-themed events.
“Notably, our 2026 season pass program is off to a strong start,” continued Zimmerman. “Early unit sales of 2026 season passes are pacing well ahead of cumulative pass sales at this same time last year, with the average season pass price up 3%. The robust sales trend is driven by the strong appeal of our all-park add-on, reflecting the value proposition of our unmatched network of parks.”
Zimmerman added, “We have made smart investments since completing the merger more than a year ago, particularly across the legacy Six Flags parks, and are excited to continue improving our entertainment offerings – and park level results – across our portfolio of properties. We are confident we are taking the right actions to finish 2025 on a strong note, achieve our cost savings objectives, and deliver on our updated full year Adjusted EBITDA guidance.”
Zimmerman concluded by saying that while reducing leverage remains the company’s top priority, it has no near-term debt maturities or covenant concerns and has adequate financial flexibility to continue advancing its strategic initiatives amid the current market environment.
Based on preliminary operating results, revenues for the nine-week period ended Aug. 31, 2025, totaled approximately $1.1 billion, down 2% compared to the same nine-week period in 2024. The decrease in revenues reflects the impact of a 298,000-visit increase in attendance and a $5 million increase in out-of-park revenues(2), offset by a 4%, or $2.50, decline in in-park per capita spending(2). The decline in in-park per capita spending was entirely due to a 7% decrease in admissions per capita spending(2), which was the result of incremental promotions designed to drive volume, and to a lesser extent attendance mix, during the nine-week period. The decrease in admissions per capita spending was slightly offset by a small increase in per capita spending on in-park products(2), which includes guest spending on food and beverage, merchandise, games, and extra-charge offerings.

About Six Flags Entertainment Corporation
Six Flags Entertainment Corporation (NYSE: FUN) is North America’s largest regional amusement-resort operator with 27 amusement parks, 15 water parks and nine resort properties across 17 states in the U.S., Canada and Mexico. Focused on its purpose of making people happy, Six Flags provides fun, immersive and memorable experiences to millions of guests every year with world-class coasters, themed rides, thrilling water parks, resorts and a portfolio of beloved intellectual property such as Looney Tunes®, DC Comics® and PEANUTS®.

Footnotes:
Six Flags Entertainment Corporation - 8701 Red Oak Boulevard, Charlotte, NC 28217 - Phone: 704.414.4700

SIX FLAGS REPORTS STRONG ATTENDANCE GROWTH AND SEASON PASS UNIT SALES; REAFFIRMS GUIDANCE
Sept. 12, 2025

(1) Adjusted EBITDA is not a measurement computed in accordance with GAAP. Management believes Adjusted EBITDA is a meaningful measure of park-level operating profitability and uses it for measuring returns on capital investments, evaluating potential acquisitions, determining awards under incentive compensation plans, and calculating compliance with certain loan covenants. The Company is not providing a quantitative reconciliation of forward-looking Adjusted EBITDA targets or guidance in reliance on the unreasonable-efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Management is unable, without unreasonable effort, to forecast the exact amount or timing of certain individual items required to reconcile Adjusted EBITDA targets or guidance with the most directly comparable GAAP financial measure (net income). These items include provision for taxes, non-cash foreign currency (gain) loss, as well as other non-cash and unusual items and other adjustments as defined under the Company's credit agreement, which are difficult to predict in advance in order to include in a GAAP estimate and the variability of which could have a significant impact on future GAAP results.
(2) In-park per capita spending, admissions per capita spending, per capita spending on in-park products, and out-of-park revenues are non-GAAP financial measures. These metrics are used by management as major factors in significant operational decisions as they are primary drivers of financial and operational performance, measuring demand, pricing, and consumer behavior. In-park per capita spending is calculated as revenues generated within the Company's amusement parks and separately gated outdoor water parks along with related parking revenues and online transaction fees charged to customers (in-park revenues), divided by total attendance. Admissions per capita spending is calculated as revenues generated for admission to the Company's amusement parks and separately gated water parks along with related parking revenues and online transaction fees charged to customers (in-park admissions revenues) divided by total attendance. Per capita spending on in-park products is calculated as all other revenues generated within the Company's amusement parks and separately gated water parks, including food and beverage, merchandise, games and extra-charge offerings (in-park product revenues) divided by total attendance. Out-of-park revenues are defined as revenues from resorts, out-of-park food and merchandise locations, sponsorships, international agreements and all other out-of-park operations. For the nine-week period ended August 31, 2025, preliminary net revenues included in-park revenues of approximately $1.04 billion (including approximately $560 million of in-park admissions revenues and $480 million of in-park product revenues), out-of-park revenues of approximately $90 million and concessionaire remittance of approximately $30 million. For the nine-week period ended September 1, 2024, preliminary net revenues included in-park revenues of approximately $1.07 billion (including approximately $595 million of in-park admissions revenues and $475 million of in-park product revenues), out-of-park revenues of approximately $85 million and concessionaire remittance of approximately $30 million.

Forward-Looking Statements
Some of the statements contained in this news release that are not historical in nature are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements as to our expectations, beliefs, goals and strategies regarding the future. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” “intend,” “plan,” “potential,” “seek,” “synergies,” “target,” “objective,” “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These forward-looking statements may involve current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, that our growth and operational strategies will achieve the target results. Important risks and
Six Flags Entertainment Corporation - 8701 Red Oak Boulevard, Charlotte, NC 28217 - Phone: 704.414.4700

SIX FLAGS REPORTS STRONG ATTENDANCE GROWTH AND SEASON PASS UNIT SALES; REAFFIRMS GUIDANCE
Sept. 12, 2025

uncertainties that may cause such a difference and could adversely affect attendance at our parks, our future financial performance, and/or our growth strategies, and could cause actual results to differ materially from our expectations or otherwise to fluctuate or decrease, include, but are not limited to: failure to realize the anticipated benefits of the merger, including difficulty in integrating the businesses of legacy Six Flags and legacy Cedar Fair; failure to realize the expected amount and timing of cost savings and operating synergies related to the merger; adverse weather conditions; general economic, political and market conditions; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; competition for consumer leisure time and spending or other changes in consumer behavior or sentiment for discretionary spending; unanticipated construction delays or increases in construction or supply costs; changes in capital investment plans and projects; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Combined Company’s operations; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting the Combined Company; acts of terrorism or outbreak of war, hostilities, civil unrest, and other political or security disturbances; and other risks and uncertainties we discuss under the heading “Risk Factors” within our Annual Report on Form 10-K and in the other filings we make from time to time with the Securities and Exchange Commission. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this document and are based on information currently and reasonably known to us. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after publication of this news release.
This news release and prior releases are available under the News tab at https://investors.sixflags.com
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Six Flags Entertainment Corporation - 8701 Red Oak Boulevard, Charlotte, NC 28217 - Phone: 704.414.4700